Exhibit 99.1

View Announces $50 Million Financing with Strategic Real Estate Investors

Milpitas, CA, October 16, 2023: View, Inc. (Nasdaq: VIEW) (“View” or the “Company”) today announced $50 million financing in the form of a senior secured credit facility from an investor consortium comprised of strategic real estate investors Cantor Fitzgerald, RXR, Anson and Affinius.

“Climate change is one of the pressing issues of our generation and the extreme weather events of this year are stark reminders of the threats we will continue to face as a society. For well over a decade, the View team has been steadfast in our commitment to improve the environmental footprint of buildings through the development and deployment of View Smart Windows,” said Dr. Rao Mulpuri, CEO of View. “In spite of the challenging environment we currently face in both real estate and capital markets, we continue to grow the business and make progress towards profitability. This financing from leaders of the real estate industry is a strong vote of confidence in the product and the Company.”

“Over the last year, I have worked closely with Rao and the View team and believe more than ever in View’s mission to make buildings more sustainable, experiential, healthier and smarter,” said Scott Rechler, Chairman and CEO of RXR. “The real estate industry needs View Smart Windows to build more sustainable buildings and to retrofit and reposition aging infrastructure. View has a proven track record of on-time delivery and outstanding execution on large projects across the country. I am pleased to join Cantor Fitzgerald in providing View this next round of financing.”

“View has an incredible product that plays an important role in improving the environmental impact within the real estate industry. Smart windows allow both commercial and residential buildings to now be more sustainable and comfortable,” said Howard Lutnick, Chairman & CEO of Cantor Fitzgerald and Executive Chairman of Newmark. “This financing helps strengthen View and drives the Company forward on its path to broader adoption within the real estate industry.”

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically adjust in response to outdoor conditions, eliminating the need for blinds and increasing access to natural light. Every View installation includes a cloud-connected smart building platform that can easily be extended to reimagine the occupant experience. View’s products are installed in offices, apartments, airports, hotels, and educational facilities. For more information, please visit: www.view.com.

Forward-Looking Statements

This press release and certain materials View files with the U.S. Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may include, without limitation, statements regarding the anticipated effects of its recently announced financing, View’s financial position, capital structure, indebtedness and business strategy, and plans and objectives of View’s management for future operations, as well as statements regarding growth, anticipated demand for View’s products and services and its business prospects. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond View’s control and are difficult to predict. Such risks include, but are not limited to: View’s ability to implement business plans, forecasts and other expectations, and identify and realize additional opportunities; recruitment or departure of key personnel; changes in interest rates; general market, political and economic conditions, including an economic slowdown, recession or depression; View’s ability to continue as a going concern and View’s ability to raise additional capital on acceptable terms or at all. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks, which are described more fully in View’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, its Quarterly Reports on Form 10-Q and in its other filings with the SEC. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

For further information:

View, Inc.

IR@View.com